EXHIBIT (F)(3)

Smith Barney/Citi/Salomon Funds

Amended And Restated Trustee Retirement Plan

and the

Legg Mason Partners Investment Series

Amended and Restated

Trustees Retirement Plan

THIS AMENDMENT (this “Amendment”), approved by the Boards of Trustees of the Trusts identified on Appendix A hereto (each a “Trust” and collectively, the “Trusts”) as of July 10, 2006, amends (i) the Smith Barney/ Citi/Salomon Funds Amended and Restated Retirement Plan , dated as of January 1, 2005 and severally adopted by each of the Trusts (the “Smith Barney/Citi/Salomon Funds Plan” or a “Plan”), and (ii) the Amended and Restated Trustees Retirement Plan of Legg Mason Partners Investment Series (f/k/a Smith Barney Investment Series), dated as of January 1, 2005 (the “LMPIS Plan” or a “Plan” and, together with the Smith Barney/Citi/Salomon Funds Plan, the “Plans”). Capitalized terms used without definition herein shall have the meanings assigned to them in the applicable Plan. Each Plan is hereby amended as follows:

1. Cessation of Retirement Benefit Accruals. Benefits under each Plan shall cease accruing effective as of January 1, 2007.

2. Certain Retiring Trustees Entitled to Payments. Any Trustee who (i) under the Trusts’ Mandatory Retirement Policy (the “Policy”), is deemed to have retired as of the Board Election Date (as defined in paragraph 7 of this Amendment) or (ii) elects to retire under the Policy (each Trustee referenced in clause (i) or (ii), a “Retiring Trustee”), shall be entitled to receive under his or her Applicable Plan, commencing on or about the effective date of his or her retirement, a payment or payments calculated as set forth in paragraph 4 of this Amendment (the “Retiring Trustee Payments”).

3. Election of Payment Method. A Retiring Trustee may elect to receive payments under his or her Applicable Plan (as defined in paragraph 8 of this Amendment) in a single lump sum at the date the initial installment would otherwise be made in lieu of installment payments, provided that any such election is made on or prior to July 10, 2006 or, if earlier, the date of the Independent Trustee’s retirement.

4. Retiring Trustee Payments.

a. Installment Payments. In the event that a Retiring Trustee elects to receive payments under his or her Applicable Plan in installments, Retiring Trustee Payments shall be paid as contemplated by such Plan and shall equal, in the aggregate, the payments which such Retiring Trustee would otherwise have received under such

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Plan (the “Aggregate Retiring Trustee Benefit Amount”) calculated as if such Trustee retired on January 1, 2007 and, with respect to the Smith Barney/Citi/Salomon Funds Plan, immediately prior thereto was receiving compensation as a Trustee as such compensation was in effect as of June 30, 2006.

b. Lump Sum Payments. In the event that a Retiring Trustee elects to receive payments under his or her Applicable Plan in a lump sum, Retiring Trustee Payments to the Retiring Trustee shall be paid promptly following the Board Election Date and shall equal the product of (i) “Aggregate Retiring Trustee Benefit Amount” calculated as described above, multiplied by (i) the applicable “Present Value Factor” as determined in accordance with paragraph c below.

c. Present Value Factor. Each applicable Present Value Factor shall be calculated according to the following formula: Present Value Factor = 1/(1+i)n where:

n= the number of years (expressed to the nearest 1/100th of a year) remaining until the date that is the midpoint between the date of the first remaining payment and the last remaining payment payable to the independent Trustee under the Plan, assuming, in the case of a Retiring Trustee, that the Trustee retired on January 1, 2007; and

i= 5.0% per annum.

5. Payment to Remaining Trustees. Each of the current Trustees who are covered by the Plans and who are not Retiring Trustees (the “Remaining Trustees”) shall be entitled to receive a payment in the amount specified for such Remaining Trustee on Appendix B. Such payments shall be made in 2007 promptly following the Board Election Date. No Remaining Trustee shall be entitled to receive any other payment or benefit under the Plans. Notwithstanding the foregoing, in the event of the death of a Trustee prior to the Board Election Date, the beneficiary of such Trustee shall receive benefits under the Applicable Plan as currently in effect, but shall not be entitled to receive the Remaining Trustee payment provided under this paragraph 5.

6. Retired Trustees. This Amendment shall not adversely affect the rights of each previously retired Trustee who is currently receiving payments under a Plan to continue to receive payments in accordance with the terms of that Plan.

7. Board Election Date. The Board Election Date shall mean the date upon which the persons nominated at the June 2006 meetings who are not already serving as Trustees of the applicable Trust (or any one of Corporations/ Trusts in the fund complex) accept their elections and commence service as Board members.

8. Applicable Plan. For purposes of this Amendment, the “Applicable Plan” for (i) Messrs. Berv and Finn and Mses. Harrington and Kerley, shall mean the Smith Barney/Citi/Salomon Funds Plan and (ii) for Messrs. Carlton, Gross, Cocanougher, Merten and Pettit, shall mean the LMPIS Plan.

EXHIBIT (F)(3)

9. Instrument of Adherence. Each Independent Trustee covered by the Smith Barney/Citi/Salomon Funds Plan shall, promptly following approval of this Amendment by the Boards of Trustees of the Trusts, sign a statement in the form of Appendix C hereto to the effect that he or she agrees and consents to the provisions of the Plan, as modified by this Amendment. Each Independent Trustee covered by the LMPIS Plan shall, promptly following approval of this Amendment by the Board of Trustees of Legg Mason Partners Investment Series, sign a statement in the form of Appendix D hereto, to the effect that he or she agrees and consents to the provisions of the Plan, as modified by this Amendment.

EXHIBIT (F)(3)

IN WITNESS WHEREOF, this Amendment to (i) the Smith Barney/Citi/Salomon Funds Plan and (ii) the LMPIS Plan, has been executed by the undersigned effective as of July 10, 2006.

/s/ Elliott J. Berv
Elliott J. Berv

/s/ Donald M. Carlton
Donald M. Carlton

/s/ A. Benton Cocanougher
A. Benton Cocanougher

/s/ Mark T. Finn
Mark T. Finn

/s/ Stephen R. Gross
Stephen R. Gross

/s/ Diana R. Harrington
Diana R. Harrington

/s/ Susan B. Kerley
Susan B. Kerley

/s/ Alan G. Merten
Alan G. Merten

/s/ R. Richardson Pettit
R. Richardson Pettit

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Appendix A

Names of Trusts

Legg Mason Partners Investments Series (f/k/a Smith Barney Investment Series)

CitiFunds Trust I

Legg Mason Partners Trust II (f/k/a Smith Barney Trust II)

CitiFunds Trust III

Salomon Funds Trust

CitiFunds Premium Trust

CitiFunds Institutional Trust

Legg Mason Partners Variable Portfolios V (f/k/a Variable Annuity Portfolios)

Liquid Reserves Portfolio (f/k/a Cash Reserves Portfolio)

Tax Free Reserves Portfolio

U.S. Treasury Reserves Portfolio

Institutional Portfolio

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Appendix B

Payments to Remaining Trustees

Remaining Trustee	Aggregate Amount
Susan B. Kerley	$217,984
Stephen Randolph Gross	$318,788
Mark T. Finn	$306,079
Elliott J. Berv	$307,130
R. Richardson Pettit	$424,976
Alan G. Merten	$405,257
Diana R. Harrington	$348,670
A. Benton Cocanougher	$503,114
Donald M. Carlton	N/A	*

*	It is expected that Mr. Carlton will receive benefits as a “Retiring Trustee,” rather than as a “Remaining Trustee.”

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Appendix C

Instrument of Adherence

for the Smith Barney/Citi/Salomon Funds

Amended Retirement Plan

I,__________________________________, do hereby certify that I have read, understand, consent to, and agree to be bound by the Amended and Restated Retirement Plan of the Trusts (listed on Appendix A), dated as of January 1, 2005, as amended by an amendment approved by the Board of Trustees of the Trusts as of July 10, 2006 (the “Plan”).

(Please check the appropriate box below):

☐ I hereby irrevocably elect to receive payments under the Plan as a lump sum in lieu of installments, such lump sum to be calculated as provided in the Plan.

☐ I hereby irrevocably elect to receive payments under the Plan in installments, except that any payments under paragraph 5 of the July 10, 2006 amendment to the Plan shall be received in a lump sum.

In accordance with Section E of the Plan, I hereby designate the following person as my beneficiary under the Plan:

By execution of this Instrument of Adherence, I hereby agree that after the Board Election Date (as defined in the Plan), I shall not be entitled to receive any payments under any Retirement Plan from any Trust other than those expressly contemplated by the Plan.

Signature

Dated:______________

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Appendix D

Instrument of Adherence

for the Amended Trustees Retirement Plan of

Legg Mason Partners Investment Series

I,__________________________, do hereby certify that I have read, understand, consent to, and agree to be bound by the Amended and Restated Trustees Retirement Plan of Legg Mason Partners Investment Series (f/k/a Smith Barney Investment Series) (the “Trust”), dated as of January 1, 2005, as amended by an amendment approved by the Board of Trustees of the Trust as of July 10, 2006 (the “Plan”).

(Please check the appropriate box below):

☐ I hereby irrevocably elect to receive payments under the Plan as a lump sum in lieu of installments, such lump sum to be calculated as provided in the Plan.

☐ I hereby irrevocably elect to receive payments under the Plan in installments, except that any payments under paragraph 5 of the July 10, 2006 amendment to the Plan shall be received in a lump sum.

In accordance with Section D of the Plan, I hereby designate the following person as my beneficiary under the Plan:

By execution of this Instrument of Adherence, I hereby agree that after the Board Election Date (as defined in the Plan), I shall not be entitled to receive any payments from the Trust under any Retirement Plan other than those expressly contemplated by the Plan.

Signature

Dated:______________